Exhibit 99.1

Comverge Enters Into Definitive Agreement to be Acquired by H.I.G. Capital

Immediate Cash Value of $1.75 Per Share Preserves Stockholder Value

Transaction Concludes Extensive Review of Financing and Strategic Alternatives and Addresses

Immediate Need for Capital

Comverge to Solicit Alternative Acquisition Proposals from Third Parties for a Period of 30 Days

NORCROSS, Ga., March 26, 2012 – Comverge, Inc. (Nasdaq:COMV) (the “Company”), the leading provider of Intelligent Energy Management solutions for Residential and Commercial & Industrial (C&I) customers, today announced that it has entered into an agreement to be acquired by Peak Merger Corp., an affiliate of H.I.G. Capital, LLC, a leading global private investment firm, for $1.75 per share in cash, or approximately $49 million in equity value.

The offer price represents a premium of approximately 18 percent over Comverge’s average closing price of $1.48 over the last 30 days. The H.I.G. Capital offer is not subject to a financing condition. Affiliates of H.I.G. Capital will provide debt financing to Comverge in the amount of $12.0 million, which is not contingent on the closing of the acquisition by H.I.G. Capital.

Acting upon the unanimous recommendation of the Strategy Committee of the Board, which is comprised entirely of independent directors, the Comverge Board of Directors has approved the definitive agreement.

“Today’s announcement is the culmination of an extensive review of financing and strategic alternatives available to Comverge,” said Alec Dreyer, Comverge’s Chairman of the Board of Directors. “We are pleased to have found a solution to the Company’s immediate need for capital to fund ongoing operations that not only preserves value for stockholders but also provides immediate cash value to stockholders. The transaction addresses the risks associated with the Company’s liquidity position, provides for our financial viability going forward and allows Comverge to continue to execute on its business plan with the financial backing of H.I.G. Capital. Our Board of Directors is pleased with the outcome of this review process and believes that the transaction with H.I.G. Capital is in the best interests of our stockholders.”

“We are excited to have reached this agreement that will best position Comverge for long-term success, while at the same time providing a return to shareholders and an immediate cash infusion to the Company,” said Brian Schwartz, Executive Managing Director, H.I.G. Capital. “We have been impressed with the level of innovation, solutions, customer base, and the market outlook for demand response. Under H.I.G. Capital’s ownership, Comverge will have the necessary capital to focus its efforts on enhancing and broadening its solutions portfolio, which will ultimately enhance the Company’s long-term growth prospects. We look forward to finalizing this transaction and working closely with the Company over the coming months to promote Comverge’s continued success.”

Review of Financing and Strategic Alternatives

Since the fall of 2010, Comverge has actively sought additional capital financing necessary to support the execution of the Company’s business plan and has explored a variety of financing alternatives and strategic alternatives. The Board of Directors considered a variety of alternatives, including continuing to operate as a stand-alone company, financing the Company through the issuance of additional equity or debt, selling various Company assets and selling the Company as a whole.

On March 15, 2012, Comverge filed its Form 10-K, which included an opinion from its independent auditor that due to the combination of the amount of cash flow that is expected from operations, debt that is due in 2012, and the Company’s inability to comply with restrictive debt covenants, there is substantial doubt about Comverge’s ability to continue as a going concern. In addition, Comverge’s primary and secondary lienholders have issued amortization and default notices, which has significantly accelerated the need for capital and also made it extremely challenging for the Company to raise capital by either issuing equity or securing additional debt. Certain contractual rights of the lienholders also have adversely affected Comverge’s ability to raise capital from third parties. Absent the H.I.G. Capital transaction, Comverge believes it would be unable to raise the necessary capital to fund continuing operations, which would place existing stockholder investment in the Company at significant risk.

Transaction Terms

Pursuant to the definitive agreement, Comverge is permitted to solicit alternative proposals from third parties during a go-shop period of 30 days following the date of the definitive agreement, with the potential for a 10 day extension. There can be no assurance that the solicitation of alternative proposals will result in Comverge receiving a superior proposal from a third party, or that if the Company does receive an alternative proposal that is a superior proposal, that a transaction relating to the superior proposal will be completed. J.P. Morgan, which has acted as the Company’s financial advisor over the last 18 months regarding financing and strategic alternatives, will advise the Company during the go-shop period. Comverge does not anticipate that it will disclose any developments with regard to this go-shop process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal.

In connection with today’s announcement, it is expected that H.I.G. Capital will commence a tender offer for all of the outstanding shares of Comverge not earlier than 10 business days or later than 20 business days after the date of the definitive agreement. The tender offer is conditioned upon, among other things, satisfaction of the minimum tender condition of a majority of the Company’s outstanding common stock, receipt of regulatory approvals, and other customary closing conditions.

If the tender offer is completed, H.I.G. Capital will acquire all remaining shares of the Company’s common stock through a second-step merger in which the holders of all shares not tendered in the tender offer and with respect to which appraisal rights are not timely and properly exercised will receive $1.75 in cash for each share of Comverge common stock they own, the same consideration per share as paid in the tender offer.

In connection with entering into the definitive agreement, the Company also entered into forbearance agreements with its senior lender, Silicon Valley Bank, and its junior lenders, Grace Bay Holdings II, LLC and the purchasers of the $12 million in indebtedness referenced above. These forbearance agreements provide Comverge with the ability to pursue the transactions contemplated by the definitive agreement, including the opportunity for Comverge to pursue a superior proposal during the go-shop period and as otherwise provided in the definitive agreement.

About Comverge

With more than 500 utility and 2,100 commercial customers, as well as five million residential deployments, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs. We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry’s only proven, comprehensive set of technology, services and information management solutions. For more information, visit www.comverge.com.

About H.I.G. Capital, LLC

H.I.G. Capital is a leading global private equity investment firm with more than $8.5 billion of equity capital under management. Based in Miami, and with offices in Atlanta, Boston, Chicago, Dallas, New York, and San Francisco in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Paris, and Rio de Janeiro, H.I.G. specializes in providing capital to small and medium-sized companies with attractive growth potential. H.I.G. invests in management-led buyouts and recapitalizations of profitable and well managed manufacturing or service businesses. H.I.G. also has extensive experience with financial restructurings and operational turnarounds. Since its founding in 1993, H.I.G. invested in and managed more than 200 companies worldwide. The firm’s current portfolio includes more than 50 companies. For more information, please refer to the H.I.G. website at www.higcapital.com.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer for the outstanding shares of the Company’s common stock described in this communication has not commenced. At the time the Offer is commenced, affiliates of H.I.G. Capital will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. These materials also may be obtained free of charge (when available) by directing such requests to Comverge, Inc. Attention: Matt Smith, Senior Vice President and General Counsel, 5390 Triangle Parkway, Suite 300, Norcross, Georgia 30092; or by calling Matt Smith, Senior Vice President and General Counsel, at (678) 392-4954.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. The forward-looking statements in this communication are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2011 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

CONTACT:

Jason Cigarran

Vice President, Marketing and Investor Relations

Comverge, Inc.

678-823-6784

jcigarran@comverge.com